UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2004

MERCURY COMPUTER SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Riverneck Road, Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 256-1300

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

On April 21, 2004, Mercury Computer Systems, Inc. announced the pricing of its offering of $100 million of Convertible Senior Notes due 2024 to be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The notes will bear interest at a rate of 2.00%. The Company has also granted the initial purchasers of the notes a 30-day option to purchase up to an additional $25 million aggregate principal amount of the notes to cover over-allotments. The sale of the notes is expected to close on April 29, 2004. The Company’s press release is attached hereto and incorporated herein by reference.

ITEM 7. EXHIBITS

(c) Exhibits. The following exhibit is filed with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release, dated April 21, 2004, issued by Mercury Computer Systems, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERCURY COMPUTER SYSTEMS, INC.

Dated: April 22, 2004	By:	/s/ JOSEPH M. HARTNETT
	Name:	Joseph M. Hartnett
	Title:	Vice President, Controller and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 21, 2004, of Mercury Computer Systems, Inc.

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